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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement (Nos. 33-80906 and 33-66246) of Nortech Systems Incorporated on Form S-8 of our reports dated March 14, 2008 relating to our audit of the consolidated financial statements and the financial statement schedule which appear in this Annual Report on Form 10-K/A of Nortech Systems Incorporated for the year ended December 31, 2007.

/s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
May 13, 2008

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  EXHIBIT 23.1